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                                                                       EXHIBIT 5



                                 April 30, 2002

Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, Arkansas  72919

               Re: Beverly Enterprises, Inc. Non-Employee Director Deferred Compensation Plan

Ladies and Gentlemen:

     I am Deputy General Counsel of Beverly Enterprises, Inc., a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about April 30, 2002 under the Securities and Exchange Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purposes of registering (i) $2,000,000 of obligations which represent unsecured obligations of the Company to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the Beverly Enterprises, Inc. Non-Employee Directors Deferred Compensation Plan (the "Plan") and (ii) an indeterminate number of shares of Common Stock of the Company as may be issuable upon payment of the Obligations, including such shares as my be issuable as a result of stock splits, stock dividends or similar transactions. This Registration Statement is being filed to register $2,000,000 of Obligations and Beverly Enterprises, Inc. Common Stock, par value $.10 per share, in addition to the $1,000,000 of Obligations and Beverly Enterprises, Inc. Common Stock, par value $.10 per share, previously registered in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-41671), issuable in satisfaction of the Obligations in accordance with the terms of the Plan. In my capacity, I have examined the Certificate of Incorporation and By-Laws of the Company (as amended), the Plan, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinions expressed herein.

     Based on the foregoing, I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, (i) the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms and (ii) the shares of Common Stock issuable under the Plan, when delivered and paid for in accordance with the Plan, will be validly issued, fully paid, and nonassessable. With respect to clause (i) of the preceding sentence, the enforceability of the Obligations is limited by and subject to (a) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (b) applicable bankruptcy, insolvency, liquidation, moratorium, conservatorship, receivership, reorganization, or similar laws (including, without limitation, statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers), and court decisions of general application affecting the rights of creditors generally.



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     I am licensed to practice law in the Commonwealth of Kentucky. As I am generally familiar with the Delaware General Corporation Law, however, I did not consider obtaining special Delaware counsel to be necessary to render the opinions expressed herein. Accordingly, this opinion letter is based on my general knowledge and experience and not based on the advice or opinion of counsel licensed to practice law in the State of Delaware. This opinion letter is limited to the effect of the Delaware General Corporation Law and present federal laws of the United States.

     This opinion letter and the matters addressed in this letter are as of the date of this letter. I hereby disclaim any obligation to advise you of any change in any matter set forth in this letter occurring after such date. This opinion letter is limited to the matters stated in this letter and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

     This opinion letter is solely for your benefit and no other person may rely upon the opinions expressed herein. Without my prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished to any other person.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission to effect the registration of the Obligations and Common Stock of Beverly, Inc., par value $.10 per share, under the Securities Act of 1933 in such Registration Statement.


                                               Very truly yours,

                                               /s/ JOHN W. MACKENZIE

                                               John W. MacKenzie
                                               Vice President and
                                               Deputy General Counsel